Exhibit 10.3

Canadian General Security Agreement

between

LI-CYCLE HOLDINGS CORP.

and

LI-CYCLE CORP.

and

LI-CYCLE AMERICAS CORP.

and

GLENCORE CANADA CORPORATION

as Collateral Agent

made

March 25, 2024

TABLE OF CONTENTS

Article 1 - Interpretation		1

1.01	Interpretation	1
1.02	Headings	4
1.03	Extended Meanings	4

Article 2 - Grant of Security Interest		4

2.01	Security Interest	4
2.02	Attachment of Security Interest	5
2.03	Excluded Assets	5
2.04	Real Property	5
2.05	Security Interest Absolute	6

Article 3 - Representations, Warranties and Covenants of the DebtorS		6

3.01	Representations and Warranties	6
3.02	Covenants	7

Article 4 - Dealing with Collateral		8

4.01	Dealing with Collateral by the Debtors	8
4.02	Rights and Duties of the Collateral Agent	8
4.03	Registration of Securities	8
4.04	Notification of Account Debtors	9
4.05	Application of Funds	9

Article 5 - Default and Remedies		9

5.01	Consequences of a Default	9
5.02	Remedies	9
5.03	Powers of the Receiver	10
5.04	Liability of Collateral Agent	10
5.05	Proceeds of Realization	11
5.06	Waivers by Debtor	11

Article 6 - General		11

6.01	Additional Debtors	11
6.02	Failure of Debtor to Perform	11
6.03	Appointment of Consultant	11
6.04	Benefit of the Agreement	12
6.05	Entire Agreement	12
6.06	Amendments and Waivers	12
6.07	Assignment	12
6.08	Severability	12
6.09	Notices	12
6.10	Remedies Cumulative; Additional Continuing Security	13
6.11	Further Assurances	13
6.12	Power of Attorney	13

6.13	Amalgamation	13
6.14	Discharge	13
6.15	Reinstatement	14
6.16	Governing Law	14
6.17	Attornment	14
6.18	Conflicts	14
6.19	Counterparts	14
6.20	Electronic Execution	15
6.21	Intercreditor Agreement	15
6.22	Copy of Documents and Consent to Filings	15

Article 7 - THE COLLATERAL AGENT		15

7.01	General	15

Schedule A		A-1

Schedule B		B-1

- ii -

Canadian General Security Agreement

This Agreement is made as of March 25, 2024

between

Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario (the “Issuer”),

and

Li-Cycle Corp. and Li-Cycle Americas Corp., each a corporation incorporated under the laws of the Province of Ontario (collectively, the “Guarantors” and, together with the Issuer, the “Debtors”),

and

Glencore Canada Corporation, a corporation incorporated under the laws of the Province of Ontario, as Collateral Agent (as defined below).

A.

The Issuer has entered into a note purchase agreement with the Purchaser, Glencore Ltd. and the Collateral Agent dated as of March 11, 2024 and amended and restated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Issuer has agreed to issue and sell to the Purchaser a senior secured convertible note in a principal amount of $75,000,000 maturing on the fifth anniversary of the date of issuance of such senior secured convertible note (the “Note”);

B.

The Guarantors and the Collateral Agent have entered into the Note Guaranty (as defined in the Note), pursuant to which each Guarantor has guaranteed the Obligations (as hereinafter defined) of the Issuer;

C.

Each Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, in order to secure the performance of its Obligations;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 - Interpretation

1.01	Interpretation

(1) In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this agreement, including its recitals and schedules, as amended from time to time.

“Collateral” has the meaning set out in Section 2.01; provided always that the term “Collateral” when used herein shall not include any consumer goods of the Debtors.

“Collateral Agent” has the meaning set forth in the Note Purchase Agreement.

“Event of Default” means any of the events described as “Events of Default” in the Note.

“Excluded Assets” means each of the following:

(a)

any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of the Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than assets subject to Capital Leases and purchase money financings), (ii) violate (after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law) the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of the Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than Capital Leases and purchase money financings), or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of the Note pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the PPSA or other Applicable Law notwithstanding the relevant prohibition, violation or termination right;

(b)	the Capital Stock of any Excluded Subsidiary;

(c)

any asset (including Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under Applicable Law (including rules and regulations of any Governmental Entity) (after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law), (ii) require any governmental or regulatory consent, approval, license or authorization, in each case, to the extent such consent, approval, license or authorization has not been obtained (it being understood and agreed that no Note Party shall have any obligation to procure any such consent, approval, license or authorization) (after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (c) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the PPSA or other Applicable Law notwithstanding the relevant requirement or prohibition, or (iii) be reasonably likely to result in material and adverse tax consequences to the Issuer and/or its direct or indirect equityholders (including as a result of the application of Section 956 of the Code) as determined by the Issuer in good faith;

(d)	any Real Estate Asset and, except to the extent a security interest therein can be perfected by the filing of a PPSA financing statement, any leasehold interest in any other assets;

(e)	any Margin Stock;

(f)	any Excluded Account;

(g)

assets subject to a purchase money security interest, Capital Lease obligations or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of the Note and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than a Debtor) after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (g) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the PPSA or other Applicable Law notwithstanding the relevant violation or invalidation;

(h)

any asset of a Person acquired by a Debtor that, at the time of the relevant acquisition, is encumbered to secure assumed Indebtedness permitted by the Note to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such asset from being pledged to secure the Obligations and the relevant prohibition was not implemented in contemplation of the applicable acquisition;

(i)

any governmental licenses or provincial or municipal franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby, after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law, other than any proceeds or receivable thereof to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the PPSA or other Applicable Law notwithstanding the relevant prohibition or restriction; and/or

(j)	Project Loan Collateral, in accordance with the terms of an applicable Project Financing Intercreditor Agreement.

“Obligations” has the meaning given to such term in the Note.

“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time (or successor statute) including the regulations thereto; provided, however, if the validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority of the Collateral Agent’s security interest in any Collateral are governed by the personal property security laws or laws relating to personal or movable property of any jurisdiction other than Ontario (including without limitation pursuant to the Civil Code of Quebec), “PPSA” shall also include those personal property security laws or laws relating to personal or movable property in such other jurisdiction for the purpose of the provisions hereof relating to such validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority and for the definitions related to such provisions.

The terms “accessions”, “accounts”, “chattel paper”, “documents of title”, “goods”, “instruments”, “intangibles”, “inventory”, “money”, “proceeds” and “securities” whenever used herein have the meanings given to those terms in the PPSA currently in effect in the province referred to in Section 6.16 below.

Terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Note or in the Notes Purchase Agreement, as applicable.

1.02	Headings

(1) The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03	Extended Meanings

(1) In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities. The term “including” means “including without limiting the generality of the foregoing”.

ARTICLE 2 - Grant of Security Interest

2.01	Security Interest

(1) As general and continuing security for the payment and performance of all its Obligations, each Debtor hereby grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Debtor’s present and after acquired undertaking and property, both real and personal (collectively, the “Collateral”), and, as further general and continuing security for the payment and performance of the Obligations, each Debtor hereby also assigns the Collateral (other than trademarks) to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties,. Without limiting the generality of the foregoing, the Collateral includes all right, title and interest that any Debtor now has or may hereafter have or acquire in any manner whatsoever (including by way of amalgamation) in all property of the following kinds:

(a)	Receivables: all debts, accounts, claims and choses in action for monetary amounts (collectively, the “Receivables”);

(b)	Inventory: all inventory of whatever kind and wherever situated (collectively, the “Inventory”);

(c)	Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property that are not Inventory (collectively, the “Equipment”);

(d)	Chattel Paper: all chattel paper;

(e)	Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(f)	Securities: all shares, bonds, debentures, and other securities (collectively, the “Securities”);

(g)	Intangibles: all intangibles not otherwise described in this Section 2.01 including all goodwill, patents, trademarks, copyrights and other intellectual property;

(h)

Instruments and Money: all bills, notes, cheques and other instruments and all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(i)	Books, Records, Etc.: all books, invoices, documents and other records in any form evidencing or relating to the Collateral;

(j)	all rights under any lease or agreement relating to real property;

(k)	Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 2.01; and

(l)	Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided that the said grant of a security interest, assignment, mortgage and charge will not render the Collateral Agent liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which a Debtor is a party or by which it is bound.

2.02	Attachment of Security Interest

(1) Each Debtor acknowledges that the security interest hereby created attaches upon the execution of this Agreement (or in the case of any after acquired property, upon the date of acquisition by such Debtor of any rights therein), that value has been given by the Collateral Agent and that such Debtor has, or in the case of after acquired property will have, rights in the Collateral or the power to transfer rights in the Collateral to the Collateral Agent. Each Debtor, to the extent permitted by Applicable Law, waives all rights to receive from the Collateral Agent a copy of any financing statement, financing change statement, or verification statement, filed or issued at any time in respect of this Agreement.

2.03	Excluded Assets

(1) Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.01 attach to any Excluded Asset.

2.04	Real Property

(1) The assignment, mortgage and charge granted hereby will not extend to the last day of the term of any lease or agreement relating to real property, but each Debtor will hold such last day in trust for the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, and, upon the enforcement by the Collateral Agent of its security, will assign such last day as directed by the Collateral Agent.

2.05	Security Interest Absolute

(1) The security interests granted hereby and all rights of the Collateral Agent hereunder and all obligations of each Debtor hereunder are unconditional and absolute and independent and separate from any other security for the Obligations, whether executed by such Debtor or any other person, and shall not be affected or impaired by:

(a)	any amendment, modification, replacement of or addition or supplement to the Note, any other Transaction Document or any other security provided to the Collateral Agent;

(b)	any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement, the Note, any other Transaction Document or any other security provided to the Collateral Agent;

(c)

any waiver, consent, extension, indulgence or other action, inaction or admission under or in respect of this Agreement, the Note, any other Transaction Document or any other security provided to the Collateral Agent;

(d)

any default by the Issuer under, or any invalidity or unenforceability of, or any limitation of the liability of the Issuer or on the method or terms of payment under, or any irregularity or other defect in the Note, any other Transaction Document or any other security provided to the Collateral Agent;

(e)	any merger, consolidation or amalgamation of a Debtor into or with any other Person; or

(f)	any insolvency, bankruptcy, liquidation, reorganization, arrangement, composition, winding-up, dissolution or similar proceeding involving or affecting a Debtor.

ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTORS

3.01	Representations and Warranties

(1)	Each Debtor hereby represents and warrants to the Collateral Agent that:

(a)

such Debtor has good and valid rights in, title to, or the power to transfer the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (other than Permitted Liens), and has all requisite power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto;

(b)

subject to the Legal Reservations, this Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties and, subject to the satisfaction of the Perfection Requirements, the Collateral Agent will have a fully perfected first priority Lien on such Collateral securing the Obligations to the extent perfection can be achieved by the Perfection Requirements;

(c)

as of the date hereof, no Debtor has actual knowledge of (a) any third-party claim (i) that any of its owned patent, trademark or copyright registrations or applications is invalid or unenforceable, or (ii) challenging such Debtor’s rights to such registrations and applications or (b) any basis for such claims, other than, in each case, to the extent any such third-party claim would not reasonably be expected to have a Company Material Adverse Effect.

3.02	Covenants

(1)	Each Debtor covenants with the Collateral Agent that such Debtor will:

(a)	ensure that the representations and warranties set forth in Section 3.01 will be true and correct at all times;

(b)

give written notice to the Collateral Agent within 60 days following any change in the location of its registered office or chief executive office or the transfer of Inventory, Securities or Equipment from the jurisdictions specified in any schedule hereto to a jurisdiction not specified in such schedule;

(c)

(i) keep proper books of account in accordance with sound accounting practice, (ii) furnish to the Collateral Agent in writing such financial information and statements and all such information and statements relating to the Collateral as the Collateral Agent may from time to time reasonably request, (iii) permit the Collateral Agent or its authorized agents upon the Security Party’s reasonable request at the expense of such Debtor to examine the books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

(d)

permit the Collateral Agent from time to time at any reasonable time to inspect the Collateral and make copies of all information relating to the Collateral and for such purposes the Collateral Agent will have access to all premises occupied by such Debtor or where the Collateral may be found;

(e)

not change its name or, if such Debtor is a corporation, not amalgamate with any other corporation without first giving notice to the Collateral Agent of its new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective;

(f)

pay to the Collateral Agent forthwith upon demand all reasonable costs, fees and expenses (including all reasonable legal, Receiver’s (as defined below), consulting and accounting fees and expenses) incurred by or on behalf of the Collateral Agent in connection with the preparation, execution, perfection, administration and discharge of this Agreement and the security granted hereby and the preservation and exercise of the rights, powers and remedies of the Collateral Agent, and all such costs, fees and expenses will bear interest at the highest rate borne by any of the Obligations and will form part of the Obligations; and

(g)	immediately deliver all instruments owned as of the date hereof having an outstanding balance in excess of $5,000,000 to the Collateral Agent or its nominee.

(2) To the extent any Debtor acquires, by way of amalgamation or otherwise, any additional instrument having an outstanding balance in excess of $5,000,000 at any time or from time to time after the date hereof, such Collateral will automatically (and without any further action being required to be taken by the Collateral Agent) be subject to the security interest and pledge created hereby. Each Debtor will take, or cause to be taken, as promptly as practicable and, in any event on or before the date on which financial statements are required to be delivered pursuant to clause (b) and (c) of Section 1 of Annex A-1 of the Note for the reporting period in which such Collateral was acquired (or such longer period as the Collateral Agent may reasonably agree), all steps and actions as the Collateral Agent deems necessary to ensure that such additional instrument is delivered to the Collateral Agent. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Pledgors shall be required to deliver any Tangible Chattel Paper or Document of Title to the Collateral Agent.

ARTICLE 4 - Dealing with Collateral

4.01	Dealing with Collateral by the Debtors

(1) No Debtor shall sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Collateral Agent, except, until an Event of Default has occurred and is continuing and the security interest granted hereby becomes enforceable, as not prohibited by the terms of the Note or otherwise in the ordinary course of its business so that the purchaser of any Collateral takes title thereto free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale will continue to be subject to the security granted hereby or as otherwise permitted pursuant to the Note and the Note Purchase Agreement. At any time when an Event of Default has occurred and is continuing and upon the exercise by the Collateral Agent of any of its rights and remedies under Section 5.02, all money received by a Debtor will be held by such Debtor in trust for the Collateral Agent and must be held separate and apart from other money of such Debtor and paid over to the Collateral Agent on request.

4.02	Rights and Duties of the Collateral Agent

(1) The Collateral Agent may perform any of its rights and duties hereunder by or through agents (including, without limitation, any receiver or receiver and manager (each herein referred to as the “Receiver”)) and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

(2) In the holding of the Collateral, the Collateral Agent and any agent on its behalf is only bound to exercise the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. The Collateral Agent and any agent on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as any Debtor reasonably requests in writing, but failure of the Collateral Agent or its agent to comply with any such request will not of itself be deemed a failure to exercise reasonable care.

4.03	Registration of Securities

(1) The Collateral Agent may have any Securities registered in its name or in the name of its nominee and will be entitled but not required to exercise any of the rights that any holder of such Securities may at any time have. However, until an Event of Default has occurred and the Collateral Agent has exercised any of its rights and remedies under Section 5.02, a

Debtor will be entitled to exercise, in a manner not prejudicial to the interests of the Collateral Agent or which would not violate or be inconsistent with this Agreement, all voting power from time to time exercisable in respect of the Securities. The Collateral Agent will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof. A Debtor must from time to time forthwith upon the request of the Collateral Agent deliver to the Collateral Agent those Securities requested by the Collateral Agent duly endorsed for transfer to the Collateral Agent or its nominee.

4.04	Notification of Account Debtors

(1) After the occurrence of an Event of Default and the exercise by the Collateral Agent of any of its rights and remedies under Section 5.02, may give notice to any account debtors or other person to make all further payments to the Collateral Agent. Any payment or other proceeds of Collateral received by any Debtor from account debtors or from any other person liable to any Debtor after the occurrence of such Event of Default and exercise of such rights and remedies will be held by such Debtor in trust for the Collateral Agent and must be held separate and apart from other money of such Debtor and paid over to the Collateral Agent on request.

4.05	Application of Funds

(1) All money collected or received by the Collateral Agent in respect of the Collateral will be applied in accordance with Section 6(g) of the Note.

ARTICLE 5 - Default and Remedies

5.01	Consequences of a Default

(1) On or after the occurrence of any Event of Default that is continuing, at the option of the Collateral Agent, (a) any or all of the Obligations not yet payable will become immediately payable, without presentment, protest, notice of protest or notice of dishonour, all of which are expressly waived and (b) the security granted hereby will become immediately enforceable.

5.02	Remedies

(1) In addition to any right or remedy otherwise provided herein or existing under Applicable Law, at any time when an Event of Default has occurred and is continuing, the Collateral Agent will have the rights and remedies set out below, all of which may be enforced successively or concurrently:

(a)

the Collateral Agent may take possession of the Collateral and require a Debtor to assemble the Collateral and deliver or make the Collateral available to the Collateral Agent at such places as may be specified by the Collateral Agent, and neither the Collateral Agent nor any Receiver will be or be deemed to be a mortgagee in possession by virtue of any such actions;

(b)	the Collateral Agent may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(c)	the Collateral Agent may carry on, or concur in the carrying on of, all or any part of the business of any Debtor;

(d)	the Collateral Agent may have, exercise or enforce any rights of a Debtor in respect of the Collateral;

(e)

the Collateral Agent may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit, upon such terms and conditions as the Collateral Agent may determine and without notice to any Debtor unless required by law;

(f)	the Collateral Agent may accept (for the benefit of the Secured Parties) all or any part of the Collateral in total or partial satisfaction of the Obligations in the manner provided by law;

(g)

the Collateral Agent may, for any purpose specified herein, including for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of any Debtor, borrow money on the security of the Collateral, which security will rank in priority to the security granted hereby;

(h)

the Collateral Agent may occupy and use all or any of the premises, buildings and plants occupied by any Debtor and use all or any of the Equipment and other property of any Debtor for such time as the Collateral Agent requires to facilitate the realization of the Collateral, free of charge and the Collateral Agent and the other Secured Parties will not be liable for any rent, charges, depreciation or damages in connection with such actions, nor will the Collateral Agent or any Receiver be or be deemed to be a mortgagee in possession by virtue of any such actions;

(i)

the Collateral Agent may appoint a Receiver of the whole or any part of the Collateral and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral;

(j)

the Collateral Agent may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations; and

(k)	take any other action, suit, remedy or proceeding authorized or permitted by this Agreement, the PPSA or by other Applicable Law or equity.

5.03	Powers of the Receiver

(1) Any Receiver will have all of the rights and powers that the Collateral Agent is entitled to exercise pursuant to Section 5.02 but the Collateral Agent will not be in any way responsible for any misconduct or negligence of any such Receiver.

5.04	Liability of Collateral Agent

(1) The Collateral Agent will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Collateral Agent, the Debtors or any other person in respect of the Collateral. In the exercise of its rights and the performance of its obligations, the Collateral Agent will only be liable for gross negligence or wilful misconduct.

5.05	Proceeds of Realization

(1) The Collateral Agent will apply any proceeds of realization of the Collateral in accordance with Section 6(g) of the Note. If there is any surplus remaining, the Collateral Agent may pay it to any person entitled thereto by Applicable Law of whom the Collateral Agent has knowledge and any balance remaining may be paid to the Debtors. If the realization of the Collateral fails to satisfy the Obligations, the Debtors will be liable to pay any deficiency to the Collateral Agent.

5.06	Waivers by Debtor

(1) The Collateral Agent may (a) grant extensions of time, (b) take and perfect or abstain from taking and perfecting security, (c) give up any security, (d) accept compositions or compromises, (e) grant releases and discharges, and (f) otherwise waive rights against the Debtors, debtors of the Debtors, guarantors and others and with respect to the Collateral and other security as the Collateral Agent sees fit. No such action or omission will reduce the Obligations or affect the Collateral Agent’s rights hereunder.

ARTICLE 6 – General

6.01	Additional Debtors

(1) If, at the option of the Issuer or as required pursuant to the Note or the Note Purchase Agreement, the Issuer shall cause any party that is not a Debtor to become a Debtor hereunder, such party shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Schedule B and such party shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Debtor party hereto on the date hereof.

6.02	Failure of Debtor to Perform

(1) If any Debtor fails to perform any of its covenants or obligations under this Agreement, the Collateral Agent may, in its absolute discretion, but without being required to do so, perform any such covenant or obligation. If any such covenant or obligation requires the payment of monies, the Collateral Agent may make such payment. All sums so paid by the Collateral Agent will be payable by such Debtor to the Collateral Agent and, for greater certainty, Section 3.02(1)(f) will apply to such sums. No such performance or payment will relieve such Debtor from any default under this Agreement or any consequences of such default.

6.03	Appointment of Consultant

(1) The Collateral Agent will be entitled to appoint a consultant to provide such services and advice as the Collateral Agent may determine in its sole discretion, with power to enter a Debtor’s premises, to inspect and evaluate the Collateral, to make copies of a Debtor’s records, to review a Debtor’s business plans and projections, to assess the conduct and viability of a Debtor’s business, to prepare reports on a Debtor’s affairs and to distribute such reports to the Collateral Agent or to other such persons as the Collateral Agent may direct. Such consultant will act as an agent for the Collateral Agent and will owe no duty to such Debtor. The consultant is to have no managerial or advisory capacity and will have no decision making responsibility. Each Debtor authorizes the Collateral Agent to provide confidential information to the consultant. All fees and expenses in connection with the engagement of a consultant are payable by each Debtor to the Collateral Agent and for greater certainty, Section 3.02(1)(f) will apply to such fees and expenses.

6.04	Benefit of the Agreement

(1) This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of each of the parties hereto.

6.05	Entire Agreement

(1) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement or in any other Transaction Document.

6.06	Amendments and Waivers

(1) No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

6.07	Assignment

(1) The rights of the Collateral Agent under this Agreement may be assigned by the Collateral Agent without the prior consent of the Debtors. No Debtor may assign its obligations under this Agreement.

6.08	Severability

(1) If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

6.09	Notices

(1) Any demand, notice or other communication to be given under this Agreement to any Debtor or the Collateral Agent shall be effective if given in accordance with Section 20(a) of the Note (and in the case of any Guarantor, to such Guarantor in care of the Issuer in accordance therewith) as to the giving of notice to each, and each Debtor and the Collateral Agent may change their respective address for notices in accordance with the said provision.

6.10	Remedies Cumulative; Additional Continuing Security

(1) The rights and remedies of the Collateral Agent hereunder are cumulative and are in addition to and not in substitution for any other security now or hereafter held by the Collateral Agent or any other rights or remedies available at law or in equity or otherwise. No single or partial exercise by the Collateral Agent of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which the Collateral Agent may be entitled. This Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Collateral Agent.

6.11	Further Assurances

(1) Each of the Debtors and the Collateral Agent will from time to time execute and deliver all such further documents and instruments, including financing statements and schedules, and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the security granted hereby and the full intent and meaning of this Agreement.

6.12	Power of Attorney

(1) Each Debtor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof the true and lawful attorney of such Debtor upon the occurrence of an Event of Default that is continuing and the security interest granted hereunder having become enforceable, with full power of substitution, to do, make and execute all such statements, assignments, documents, agreements, acts, matters or things with the right to use the name of such Debtor whenever and wherever the officer or agent may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement, such power being coupled with an interest; provided that the foregoing shall not be construed to obligate the Collateral Agent to take or refrain from taking any action with respect to the Collateral.

6.13	Amalgamation

(1) In the event that any Debtor shall amalgamate with any other corporation or corporations:

(a)

the term “Debtor” wherever used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation, and the indebtedness, obligations and liabilities of each of them shall be included in the Obligations; and

(b)

the security interest granted hereunder shall extend to and the Collateral shall include all the property and assets of each of the amalgamating corporations and the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired.

6.14	Discharge

(1) This Agreement shall continue in effect until the Reference Date, provided that a Debtor will be entitled to a discharge of this Agreement upon written request by such Debtor, on full and irrevocable payment, performance and satisfaction of the Obligations or as permitted by the terms of the Transaction Documents. No discharge will be effective unless in writing and executed by the Collateral Agent. The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of the Collateral (or the relevant portion thereof) by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) the terms of this Section 6.14.

6.15	Reinstatement

(1) Notwithstanding the provisions of Sections 6.10 and 6.14 hereof, this Agreement shall be reinstated if at any time following the termination of this Agreement under Sections 6.10 and 6.14 hereof, the performance by a Debtor hereunder or under any other Transaction Document is set aside upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of such Debtor or otherwise. Such period of reinstatement shall continue until satisfaction of the conditions contained in, and shall continue to be subject to, the provisions of Sections 6.10 and 6.14.

6.16	Governing Law

(1) This Agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.17	Attornment

(1) For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement. Each Debtor hereby attorns to the jurisdiction of the courts of the Province of Ontario.

6.18	Conflicts

(1) In the event of any conflict between the provisions hereunder and the provisions of the Note then, notwithstanding anything contained in this Agreement, the provisions contained in the Note shall prevail and the provisions of this Agreement will be deemed to be amended to the extent necessary to eliminate such conflict. If any act or omission of a Debtor is expressly permitted under the Note but is expressly prohibited hereunder, such act or omission shall be permitted. If any act or omission is expressly prohibited hereunder, but the Note does not expressly permit such act or omission, or if any act is expressly required to be performed hereunder but the Note does not expressly relieve a Debtor from such performance, such circumstance shall not constitute a conflict between the applicable provisions hereunder and the provisions of the Note.

6.19	Counterparts

(1) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

6.20	Electronic Execution

(1) Any party may deliver an executed signature page to this Agreement by electronic transmission and such delivery will be as effective as delivery of a manually executed copy of the Agreement by such party.

6.21	Intercreditor Agreement

(1) Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent with respect to any Collateral hereunder are subject to the provisions of each applicable Intercreditor Agreement. In the event of any conflict between the provisions of any Intercreditor Agreement and this Agreement, the provisions of such Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, the requirements of this security agreement to endorse, assign or deliver possessory collateral to the Collateral Agent shall be deemed satisfied (or any representation or warranty shall be deemed true) by endorsement, assignment or delivery of such possessory collateral to another person pursuant to an applicable Intercreditor Agreement (as gratuitous bailee for the benefit of the of the Collateral Agent pursuant to the applicable Intercreditor Agreement) and any such endorsement, assignment or delivery of such possessory collateral to another person pursuant to an applicable Intercreditor Agreement shall not result in a Default or an Event of Default under this Agreement or any other Financing Document.

6.22	Copy of Documents and Consent to Filings

(1) Each Debtor acknowledges having received a fully executed copy of this Agreement and, to the extent permitted by Applicable Law, waives all rights to receive from the Collateral Agent a copy of any financing statement, financing change statement, or verification statement, filed or issued at any time in respect of this Agreement. Each Debtor confirms its consent to the filing by the Collateral Agent or on its behalf of any financing statement or financing change statement filed or issued at any time in respect of this Agreement.

ARTICLE 7 – THE COLLATERAL AGENT

7.01	General

(1) Glencore Canada Corporation has been appointed Collateral Agent for the Noteholders hereunder pursuant to Section 9 of the Note Purchase Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Noteholders to the Collateral Agent pursuant to the Note Purchase Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Note Purchase Agreement. Any successor Collateral Agent appointed pursuant to Section 9 of the Note Purchase Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

(2) By accepting the benefits of this Agreement and any other Finance Document, each Secured Party, other than the Collateral Agent, expressly acknowledges and agrees that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Agreement or any other Collateral Document or to realize upon the security to be granted hereby or thereby; it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Finance Documents.

[signature pages follow]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ISSUER:	LI-CYCLE HOLDINGS CORP.

	Per:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President and Chief Executive Officer

GUARANTORS:	LI-CYCLE CORP.

	Per:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President and Chief Executive Officer

LI-CYCLE AMERICAS CORP.

	Per:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Director

[Signature page to Canadian General Security Agreement]

COLLATERAL AGENT:	GLENCORE CANADA CORPORATION, as Collateral Agent

	Per:	/s/ Adam Luckie
Name:Adam Luckie Title: Authorised Signatory

Per:
Name: Title:

[Signature page to Canadian General Security Agreement]

SCHEDULE B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of •, 20•, is delivered pursuant to Section Article 6 of the Canadian General Security Agreement, dated as of March •, 2024, by Li-Cycle Holdings Corp. (the “Issuer”) and others which are from time to time party thereto as Debtors in favour of Glencore Canada Corporation as Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Security Agreement, the undersigned, as provided in Section Article 6 of the Security Agreement, hereby becomes a party to the Security Agreement as a Debtor thereunder with the same force and effect as if originally named as a Debtor therein and, without limiting the generality of the foregoing, as general and continuing security for the payment and performance of its Obligations, hereby grants to the Collateral Agent a security interest in, and pledges to the Collateral Agent all of the undersigned’s Collateral. The undersigned hereby agrees to be bound as a Debtor for the purposes of the Security Agreement.

The information set forth in Annex 1 is hereby added to the information set forth in Schedule A to the Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Security Agreement.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Security Agreement is true and correct on and as of the date hereof as if made on and as of such date.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have executed this Joinder Agreement.

ADDITIONAL DEBTOR:	•

Per:
Name: Title:

Name: Title:

COLLATERAL AGENT:	•

Per:
Name: Title:

Per:
Name: Title:

[Signature page to Canadian General Security Agreement]